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                                                                   Exhibit 10.22

                   TERMS OF AMENDED AND RESTATED STOCK OPTION
               GRANT PROGRAM FOR NONEMPLOYEE DIRECTORS UNDER THE
                     ITRON, INC. 2000 STOCK INCENTIVE PLAN

     The following provisions set forth the terms of the amended and restated stock option grant program (the "Program") for nonemployee directors of Itron, Inc. (the "Company") under the Itron, Inc. 2000 Stock Incentive Plan (the "Plan"). The following terms are intended to supplement, not alter or change, the provisions of the Plan, and in the event of any inconsistency between the terms contained herein and in the Plan, the Plan shall govern. All capitalized terms that are not defined herein shall be as defined in the Plan.

     1. Eligibility

     Each elected or appointed director of the Company who is not otherwise an employee of the Company or a Related Corporation (an "Eligible Director") shall be eligible to receive Awards under the Plan, as described below.

     2. Initial Grants

     (a) A Nonqualified Stock Option to purchase 10,000 shares of the Company's Common Stock shall be granted to each Eligible Director upon such Eligible Director's initial election or appointment to the Board (each, an "Initial Grant").

     (b) Initial Grants shall be fully vested and exercisable on the Grant Date.

     3. Annual Grants

     (a) Commencing with the 2002 Annual Shareholders' Meeting, each Eligible Director shall automatically receive a Nonqualified Stock Option to purchase 8,000 shares of Common Stock immediately following each year's Annual Meeting (each, an "Annual Grant").

     (b) Annual Grants shall be fully vested and exercisable on the Grant Date.

     4. Retainer Grants

     Each Eligible Director shall automatically receive, annually on or about January 1 of each year, a Stock Award of a number of shares of the Company's Common Stock having a value equal 60% of such Eligible Director's annual retainer (as such retainer is established by the Board from time to time) in lieu of cash payment of such portion of such retainer. The number of shares of Common Stock issued pursuant to such Stock Award shall be based on the Fair Market Value of such shares as defined in the Plan.

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     5. Chairman of the Board and Committee Chair Grants

     In addition to the foregoing Option and Stock Award Grants, commencing with the 2002 Annual Shareholders' Meeting, (a) the Chairman of the Board shall receive an additional Nonqualified Stock Option to purchase 1,250 shares of Common Stock immediately following each year's Annual Meeting, and (b) the chairman of each committee of the Board shall receive an additional Nonqualified Stock Option to purchase 1,250 shares of Common Stock immediately following each year's Annual Meeting, each such Option to be fully vested and exercisable on the Grant Date.

     6. Option Exercise Price

     The exercise price of an Option shall be the Fair Market Value of the Common Stock on the Grant Date.

     7. Manner of Option Exercise

     An Option shall be exercised by giving the required notice to the Company, stating the number of shares of Common Stock with respect to which the Option is being exercised; provided, however, that no fewer than 100 shares (or the remaining shares then purchasable under the Option, if less than 100 shares) may be purchased upon any exercise of an Option hereunder and that only whole shares will be issued pursuant to the exercise of any Option. The notice shall be accompanied by payment in full for such Common Stock, which payment may be in whole or in part (a) in cash or check, (b) in shares of Common Stock owned by the Eligible Director for at least six months having a fair market value on the day prior to the exercise date equal to the aggregate option exercise price, or
(c) by delivery of a properly executed exercise notice, together with irrevocable instructions to a broker, to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price, all in accordance with the regulations of the Federal Reserve Board.

     8. Term of Options

     Each Option shall expire ten years from the Grant Date thereof, but shall be subject to earlier termination as follows:

     (a) In the event that an Eligible Director ceases to be a director of the Company for any reason other than the death of the Eligible Director, the Option may be exercised by the Eligible Director only within one year after the date he or she ceases to be a director of the Company or prior to the date on which the Option expires by its terms, whichever is earlier.

     (b) In the event of the death of an Eligible Director, whether during the optionee's service as a director or during the one-year period referred to in
Section 8(a) the Option may be exercised only within one year after the date of death of the Eligible Director or prior to the date on which the Option expires by its terms, whichever is earlier, by the personal representative of the Eligible Director's estate, the

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person(s) to whom the Eligible Director's rights under the Option have passed by will or the applicable laws of descent and distribution, or the beneficiary designated pursuant to the Plan.

     9. Amendment

     The Board may amend the provisions contained herein in such respects as it deems advisable. Any such amendment shall not, without the consent of the Eligible Director, impair or diminish any rights of an Eligible Director or any rights of the Company under an Option.

     Provisions of the Plan (including any amendments) that were not discussed above, to the extent applicable to Eligible Directors, shall continue to govern the terms and conditions of Awards granted to Eligible Directors pursuant to this Program.